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                                                                    EXHIBIT 4(d)

                               AMENDMENT AGREEMENT

                  THIS AMENDMENT AGREEMENT, dated as of November 21, 2001 (this "Agreement"), by and among LIFEPOINT, INC., a Delaware corporation, and each of the holders of shares of the Company's Series C Convertible Preferred Stock, $.001 par value (the "Series C Preferred Stock"), named on the signature pages hereto (each, a "Holder", and collectively, the "Holders").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Securities Purchase Agreement, dated as of June 20, 2001, between the Company and the Holders, the Company has issued and sold to the several Holders an aggregate of 393,916 shares of Series C Preferred Stock, and in connection therewith the Company and the Holders entered into a Registration Rights Agreement, dated as of June 20, 2001 (the "Registration Rights Agreement");

                  WHEREAS, pursuant to the Amendment, dated as of August 16, 2001 (the "First Amendment"), the Company and all of the Holders of shares of Series C Preferred Stock amended certain terms of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants issued pursuant to the Securities Purchase Agreement and the Company agreed, subject to stockholder approval, to amend the Certificate of Designation to reduce the initial conversion price of the Series C Preferred Stock to $3.00 per share of Common Stock issued upon conversion thereof; and

                  WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company and the Holders wish to amend further the rights of the Holders relating to the Series C Preferred Stock;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. AMENDMENTS.

                  (a) FIRST AMENDMENT. The provisions of the First Amendment which would require the Company, if it has not, on or before October 18, 2001 (as extended by waivers from Holders), obtained the approval by its stockholders of the amendments of the Certificate of Designation specified in the First Amendment, to offer to issue shares of Series D Convertible Preferred Stock, $.001 par value, in exchange for shares of Series C Preferred Stock, are hereby deleted in their entirety.

                  (b) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement is hereby amended as follows:

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                  (1) The definition of the term "Registration Default" in
Section 2(c) of the Registration Rights Agreement is hereby amended to delete
(i), renumber (ii) as (i) and (iii) as (ii) and add the following at the end thereof:

         ", or (iii) the Company fails to file the Registration Statement (excluding for this purpose Registration Statement No. 333-65540, which was withdrawn effective September 27, 2001) with the SEC, covering at least the Registrable Securities underlying outstanding shares of Series C Preferred Stock and Warrants which are not held in escrow pursuant to the Escrow Agreement, on or before November 29, 2001 (the "Non-Escrow Registration Statement"), or (iv) the Non-Escrow Registration Statement is not declared effective by the SEC on or before December 31, 2001, or (v) the Company fails to file the Registration Statement (excluding for this purpose Registration Statement No. 333-65540) with the SEC, covering the Registrable Securities underlying outstanding shares of Series C Preferred Stock and Warrants which are held in escrow pursuant to the Escrow Agreement at the time the Non-Escrow Registration Statement is filed with the SEC, on or before the date which is 30 days after the date such shares of Series C Preferred Stock and Warrants are released from the escrow under the Escrow Agreement to the Holders entitled thereto (the "Escrow Registration Statement"), or (vi) the Escrow Registration Statement is not declared effective by the SEC on or before the date which is 60 days after the date such shares of Series C Preferred Stock and Warrants are released from the escrow under the Escrow Agreement to the Holders entitled thereto"

                  (2) The definition of the term "Registration Statement" is hereby amended to include the Non-Escrow Registration Statement and the Escrow Registration Statement or Statements.

                  (3) The provisions of Section 2(c) of the Registration Rights Agreement are hereby amended to add the following:

                  (A) For purposes of determining the amount of any payment pursuant to Section 2(c) of the Registration Rights Agreement that is payable by the Company to a particular Investor by reason of a Registration Default specified in clause (iii) or clause (iv) of the definition of such term, the Aggregate Share Price shall be the aggregate Purchase Price of the Series C Preferred Stock and Warrants of such Investor which shares and Warrants are not held in escrow pursuant to the Escrow Agreement at the time the Non-Escrow Registration Statement is filed with the SEC; and

                  (B) For purposes of determining the amount of any payment pursuant to Section 2(c) of the Registration Rights Agreement that is payable by the Company to a particular investor by reason of a Registration Default specified in clause (v) or clause (vi) of the definition of such term, the Aggregate Share Price shall be the aggregate Purchase Price of the Series C Preferred Stock and Warrants of such Investor which shares and Warrants are held in escrow pursuant to the Escrow Agreement at the time the Non-Escrow Registration Statement is filed with the SEC and which are released from such escrow by reason of satisfaction of Section 4(a) or (b) of the Escrow Agreement, as the case may be.

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                  (4) Notwithstanding Section 2(c) of the Registration Rights
Agreement, any obligation of the Company to pay any amount pursuant to such
Section 2(c) may be satisfied by the Company by delivery to the Holder entitled to such payment, on or before the due date for such payment, of a number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of such payment, expressed in dollars, by (y) the lesser of (i) the conversion price in effect under Section 2 of this Agreement at the time such payment is due and (ii) the average closing bid price of the Common Stock for the five Trading Days ending on and including the Trading Day immediately preceding the due date for such payment. The Company may exercise its right to satisfy such payment obligations with shares of Common Stock only by giving written notice of such election to the Holder entitled to such payment not less than seven Trading Days prior to the due date for such payment. The shares deliverable by the Company in satisfaction of its obligations to make such payments shall be Registrable Securities for purposes of the Registration Rights Agreement. The Company may satisfy such payment obligations with shares of Common Stock only to the extent the resale of such shares by the Holders (1) is covered by the Registration Statement and the Registration Statement is effective and available for use by the recipient of such shares at the time the Company delivers such shares or (2) the Registration Statement covering such shares has been filed with the SEC and is the Registration Statement of which the failure to file or become effective is the basis on which the Company has become obligated to make the payment that is being satisfied by the Company's delivery of such shares.

                  2. RIGHT TO CONVERT SERIES C PREFERRED STOCK.

                  (a) In addition to the right to convert shares of Series C Preferred Stock into Common Stock pursuant to the Certificate of Designation, the Holders and each person who from time to time is a holder of record of outstanding shares of Series C Preferred Stock shall have the right to convert such shares with the Company in whole at any time or in part from time to time into fully paid and nonassessable shares of Common Stock on the basis provided in this Agreement. Any such conversion of shares shall be made on the same basis and pursuant to the same rights and procedures as provided in the Certificate of Designation as if such conversion were a conversion of such share(s) of Series C Preferred Stock pursuant to the Certificate of Designation; provided, however, that for purposes of determining the number of shares of Common Stock for which any share of Series C Preferred Stock may be so converted, the holder shall be entitled to make such conversion as if the Conversion Price (as defined in the Certificate of Designation) initially were $3.00, subject to adjustment as provided in the Certificate of Designation on the same terms therein provided as if the Conversion Price initially were $3.00.

                  (b) The provisions of the Certificate of Designation are by this reference incorporated herein as if set forth in full at this place for purposes of setting forth the rights of holders of Series C Preferred Stock to convert shares of Series C Preferred Stock in accordance with the rights provided in this Agreement. Each reference in the Securities Purchase Agreement, the Registration Rights Agreement or the Certificate of Designation to the "Conversion Price" shall be deemed a reference to the price at which shares of Series C Preferred Stock may be converted for Common Stock from time to time pursuant to this Agreement.

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                  (c) The shares of Common Stock issuable or issued upon
conversion of shares of Series C Preferred Stock pursuant to this Agreement shall be "Registrable Securities" for purposes of the Registration Rights Agreement.

                  3. COMPANY REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants to, and covenants and agrees with, the Holders that:

                  (a) CONCERNING THE CONVERTIBLE SHARES. The shares of Common Stock issuable upon the conversion of shares of Series C Preferred Stock from time to time pursuant to this Agreement (the "Convertible Shares") have been duly authorized and the Convertible Shares, when issued upon exercise of the conversion rights provided herein, will be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such holder.

                  (b) AMENDMENT AGREEMENT. This Agreement has been duly and validly authorized by the Company and has been approved by the Board of Directors of the Company and this Agreement has been duly executed and delivered on behalf of the Company. This Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and limits upon rights to indemnity.

                  (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by the Company and the issuance by the Company of the Convertible Shares, as contemplated by this Agreement, and completion of the other transactions contemplated in this Agreement, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound which would have a material adverse effect on the Company, or any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets which would have a material adverse effect on the Company.

                  (d) APPROVALS. No authorization, approval or consent of, or notice to, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance of Convertible Shares upon exercise of the conversion rights provided in this Agreement.

                  4. EFFECTIVENESS.

         This Agreement shall become effective on the date (the "Effective Date") when this Agreement shall have been executed and delivered by the Company and the Holders. From and after the Effective Date, all references in the Securities Purchase Agreement, the Certificate of


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Designations or the Registration Rights Agreement to the Securities Purchase
Agreement and the Registration Rights Agreement shall be deemed to be references to the Securities Purchase Agreement and the Registration Rights Agreement as amended hereby and by the First Amendment.

                  5. CONFIRMATION OF AGREEMENTS; ENTIRE AGREEMENT.

         Except as amended by this Agreement and the First Amendment, the Securities Purchase Agreement, the Registration Rights Agreement and the Certificate of Designation shall remain in effect in accordance with their respective terms. This Agreement sets forth the entire agreement between or among the parties with respect to the subject matter hereof.

                  6. MISCELLANEOUS.

                  (a) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, except that
Section 2 hereof shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                  (b) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A telephone line facsimile copy of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

                  (c) HEADINGS, ETC. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (e) AMENDMENTS. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Holders or the holders of record from time to time of the Series C Preferred Stock or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, which, in the case of the Holders shall mean Persons who at the time are holders of record of at least 90 percent of the outstanding shares of Series C Preferred Stock, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

                  (f) WAIVERS. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or

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discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

                  (g) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

                  (h) SURVIVAL. The respective representations, warranties, covenants, and agreements of the Holders and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the Effective Date and the issuance of the Convertible Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.

                  (i) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

                  (j) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Holders and the Company by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.

                                      LIFEPOINT, INC.

                                      By: Peter E. Jansen

                                             Name: Peter E. Jansen
                                             Title:   Vice President, Finance

                            SIGNATURES OF PURCHASERS



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